Exhibit 24.7
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Kenneth T. Lamneck, Glynis A. Bryan and Steven R. Andrews her true and lawful attorneys-in-fact and agents, for her, and in her name, place and stead, in any and all capacities (i) to sign the Insight Enterprises, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and any and all amendments thereto and (ii) to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this 16th day of February, 2011.

/s/ Kathleen S. Pushor
Kathleen S. Pushor